Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS OF

CUBIST PHARMACEUTICALS, INC.

Table of Contents

ARTICLE I. — GENERAL		A-1
1.1.	OFFICES	A-1
1.2.	SEAL	A-1
1.3.	FISCAL YEAR	A-1

ARTICLE II. — STOCKHOLDERS		A-1
2.1.	PLACE OF MEETINGS	A-1
2.2.	ANNUAL MEETING	A-1
2.3.	SPECIAL MEETING	A-1
2.4.	NOTICE OF MEETING	A-1
2.5.	NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS	A-2
2.6.	QUORUM AND ADJOURNMENT	A-3
2.7.	RIGHT TO VOTE; PROXIES	A-4
2.8.	VOTING	A-4
2.9.	INSPECTORS	A-4
2.10.	STOCKHOLDERS’ LIST	A-4
2.11.	NO STOCKHOLDER ACTION BY WRITTEN CONSENT	A-5
2.12.	CONDUCT OF MEETINGS	A-5

ARTICLE III. — DIRECTORS		A-5
3.1.	GENERAL POWERS	A-5
3.2.	QUALIFICATIONS OF DIRECTORS	A-5
3.3.	NUMBER OF DIRECTORS: VACANCIES	A-5
3.4.	RESIGNATION	A-6
3.5.	REMOVAL	A-6
3.6.	PLACE OF MEETINGS AND BOOKS	A-6
3.7.	EXECUTIVE COMMITTEE	A-6
3.8.	OTHER COMMITTEES	A-6
3.9.	POWERS DENIED TO COMMITTEES	A-6
3.10.	SUBSTITUTE COMMITTEE MEMBER	A-6
3.11.	COMPENSATION OF DIRECTORS	A-7
3.12.	REGULAR MEETINGS	A-7
3.13.	SPECIAL MEETINGS	A-7
3.14.	QUORUM	A-7
3.15.	TELEPHONIC PARTICIPATION IN MEETINGS	A-7
3.16.	ACTION BY CONSENT	A-7

ARTICLE IV. — OFFICERS		A-7
4.1.	SELECTION; STATUTORY OFFICERS	A-7
4.2.	TIME OF ELECTION	A-7
4.3.	ADDITIONAL OFFICERS	A-7
4.4.	TERMS OF OFFICE	A-8
4.5.	COMPENSATION OF OFFICERS	A-8
4.6.	CHAIRMAN OF THE BOARD	A-8
4.7.	PRESIDENT	A-8
4.8.	VICE-PRESIDENTS	A-8
4.9.	TREASURER	A-8
4.10.	SECRETARY	A-8
4.11.	ASSISTANT SECRETARY	A-9
4.12.	ASSISTANT TREASURER	A-9
4.13.	SUBORDINATE OFFICERS	A-9

i

4.14.	REMOVAL	A-9
4.15.	VACANCIES	A-9

ARTICLE V. — STOCK		A-9
5.1.	STOCK	A-9
5.2.	FRACTIONAL SHARE INTERESTS	A-9
5.3.	TRANSFERS OF STOCK	A-10
5.4.	RECORD DATE	A-10
5.5.	TRANSFER AGENT AND REGISTRAR	A-11
5.6.	DIVIDENDS	A-11
5.7.	LOST, STOLEN OR DESTROYED CERTIFICATES	A-11

ARTICLE VI. — MISCELLANEOUS MANAGEMENT PROVISIONS		A-11
6.1.	CHECKS, DRAFTS AND NOTES	A-11
6.2.	NOTICES	A-11
6.3.	CONFLICT OF INTEREST	A-12
6.4.	VOTING OF SECURITIES OWNED BY THIS CORPORATION	A-12
6.5.	INSPECTION OF BOOKS	A-12

ARTICLE VII. — INDEMNIFICATION		A-12
7.1.	RIGHT TO INDEMNIFICATION	A-12
7.2.	RIGHT OF INDEMNITEE TO BRING SUIT	A-13
7.3.	NON-EXCLUSIVITY OF RIGHTS	A-13
7.4.	INSURANCE	A-13
7.5.	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION	A-13

ARTICLE VIII. — AMENDMENTS		A-13
8.1.	AMENDMENTS	A-13

ii

AMENDED AND RESTATED

BY-LAWS OF

CUBIST PHARMACEUTICALS, INC.

ARTICLE I.  — GENERAL.

1.1.                            OFFICES.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

1.2.                            SEAL.  The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.

1.3.                            FISCAL YEAR.  The fiscal year of the Corporation shall be the period from January 1 to December 31.

ARTICLE II.  — STOCKHOLDERS.

2.1.                            PLACE OF MEETINGS.  All meetings of the stockholders shall be held at the corporate offices of the Corporation in Massachusetts except such meetings as the Board of Directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places within or without the State of Delaware as the Board of Directors shall have determined and as shall be stated in such notice. For the purposes of these by-laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:  (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

2.2.                            ANNUAL MEETING.  The annual meeting of stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors and stated in the notice of the meeting. At each annual meeting of stockholders, the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election at such meeting, and shall transact such other business as may properly be brought before the meeting.

2.3.                            SPECIAL MEETING.  Subject to the rights of the holders of any series of preferred stock, $0.001 par value per share (“Preferred Stock”), of the Corporation with respect to calling special meetings of stockholders of the Corporation, special meetings of the stockholders for any purpose or purposes may only be called by the Chairman of the Board of Directors, the Chief Executive Officer, or a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”). Except as otherwise required by law, only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

2.4.                            NOTICE OF MEETING.  Notice of any meeting of the stockholders stating the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, shall be given to each stockholder entitled to notice of the meeting not less than ten nor more than sixty days before the date of the meeting. Notice to stockholders may be given in writing or by electronic transmission in accordance with Section 6.2 below. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder, or a waiver by electronic transmission by such stockholder, before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Corporation’s Restated Certificate of Incorporation, as amended and in effect from time to time (the “Restated

Certificate of Incorporation”) otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors.

2.5.                            NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a)                                 Nomination of Directors. Except as otherwise required by law, only persons who are nominated in accordance with the procedures set forth in this Section 2.5(a) shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made (a) at a meeting of stockholders by or at the direction of the Board of Directors or (b) at any annual meeting of the stockholders or at any special meeting of stockholders where the Board of Directors has determined that the election of directors will be conducted, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice for the election of directors at the meeting, who is entitled to vote for such directors at the meeting and who complies with the notice procedures set forth in this Section 2.5(a). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely for purposes of this Section 2.5(a), a stockholder’s notice must be received at the principal executive offices of the Corporation (a) in the case of an annual meeting of stockholders of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation, provided, however, that in the event that the date of the current year’s annual meeting of the stockholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting or public disclosure of the date of such meeting was made; and (b) in the case of a special meeting of stockholders where the Board of Directors has determined that the election of directors will be conducted, to be timely for purposes of this Section 2.5(a), a stockholder’s notice must be received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting, provided, however, that in the event that less than 97 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made. For purposes of these by-laws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described in this Section 2.5(a). Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock and other securities of the Corporation that are beneficially owned by the person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the Corporation’s securities, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) as to the stockholder giving the notice and each Stockholder Associated Person (i) the name and address, as they appear on the Corporation’s books, of such person, (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and each Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand; (iii) the class and number of shares of capital stock and other securities of the Corporation which are beneficially owned by such person, and (iv) any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the Corporation’s securities. For purposes of these by-laws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the

Corporation or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Corporation and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Corporation. In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and such completed questionnaire shall be submitted promptly, and in any event within 10 days, after the Corporation provides the form of such questionnaire. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in this Section  2.5(a), and if the chairman should so determine, the chairman shall so declare to the meeting and, unless otherwise required by law, the defective nomination shall be disregarded. In addition to the foregoing provisions of this Section 2.5(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(a).

(b)                                 Notice of Business. At any annual meeting of the stockholders, except as otherwise required by law, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.5(b), who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.5(b). In addition to any other applicable requirements, for business to be brought properly before an annual meeting of the stockholders by a stockholder pursuant to this Section 2.5(b), including through the stockholder’s independent proxy solicitation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 97 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described in this Section 2.5(b). A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of capital stock and other securities of the Corporation that are beneficially owned by the stockholder and each Stockholder Associated Person, (d) any derivative positions held of record or beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities and, and (e) any material interest of the stockholder or any Stockholder Associated Person in such business. Notwithstanding anything in the By-Laws to the contrary, except as otherwise required by law, no business shall be conducted at an annual meeting of stockholders except (i) in accordance with the procedures set forth in this Section 2.5(b) or (ii) with respect to nominations of persons for election as directors of the Corporation, in accordance with the provisions of Section 2.5(a) hereof. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not proposed in accordance with the procedures set forth in this Section 2.5(b), and if the chairman should so determine, the chairman shall so declare to the meeting and, except as otherwise required by law, any such business shall not be transacted. In addition to the foregoing provisions of this Section 2.5(b), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(b).

2.6.                            QUORUM AND ADJOURNMENT.  At all meetings of the stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Restated Certificate of Incorporation or by these By-Laws. The chairman of the meeting or a majority of the shares so represented may, whether or not there is such a quorum, adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for determination of stockholders entitled to vote at the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7.                            RIGHT TO VOTE; PROXIES.  Each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by such stockholder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or the stockholder’s authorized officer, director, employee or agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the “Delaware GCL”).

2.8.                            VOTING.  At all meetings of stockholders, except as otherwise provided for by law, the Restated Certificate of Incorporation or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders.  In any election of directors by stockholders, other than a contested election, a nominee for director shall be elected if the number of votes properly cast “for” such nominee’s election exceeds the number of votes properly cast “against” such nominee’s election. For purposes of this Article II, broker non-votes and abstentions shall be counted for purposes of the quorum but shall not be counted as constituting votes cast either “for” or “against.”  In a contested election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this By-Law, a contested election is any election in which the number of directors to be elected is less than the number of persons nominated for election at such meeting as of the fourteenth (14th) day prior to the date on which the Corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented). Except as otherwise expressly provided by law, the Restated Certificate of Incorporation or these By-Laws, at all meetings of stockholders the voting shall be by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by such stockholder, and, if such ballot be cast by a proxy, it shall also state the name of the proxy. The chairman of the meeting or another individual designated by the chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

2.9.                            INSPECTORS.  The Board of Directors by resolutions shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

2.10.                     STOCKHOLDERS’ LIST.  The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at any meeting of stockholders; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days before such meeting, and during the whole time of such meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.

2.11.                     NO STOCKHOLDER ACTION BY WRITTEN CONSENT.  Unless otherwise provided in the Restated Certificate of Incorporation, and subject to the rights, if any, of the holders of Preferred Stock to take action by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

2.12.                     CONDUCT OF MEETINGS.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III.  — DIRECTORS.

3.1.                            GENERAL POWERS.  In addition to the powers and authority expressly conferred upon them by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

3.2.                            QUALIFICATIONS OF DIRECTORS.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

3.3.                            NUMBER OF DIRECTORS: VACANCIES.  The number of directors constituting the full Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board of Directors. Effective as of the closing (or the first closing) of the Corporation’s registered initial public offering of Common Stock (the “IPO Closing”), the Board of Directors shall consist of three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three- year terms of office, the term of office of the directors of the first such class to expire at the first annual meeting of the Corporation’s stockholders following the IPO Closing, those of the second class to expire at the second annual meeting of the Corporation’s stockholders following the IPO Closing, and those of the third class at the third annual meeting of the Corporation’s stockholders following the IPO Closing, such that at each such annual meeting of stockholders, nominees will stand for election for three-year terms to succeed those directors whose terms are to expire at such meeting. Likewise, at each other annual meeting of stockholders held from and after the IPO Closing, those nominees elected at such meeting to succeed those directors whose terms expire at such meeting, shall serve for a term expiring at the third annual meeting of stockholders following their election. Members of the Board of Directors shall hold office until the annual meeting of stockholders for the year in which their term is scheduled to expire as set forth above in this Section 3.3 and their respective successors are duly elected and qualified or until their earlier death, incapacity, resignation, or removal. Except as the Delaware GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies or new directorships in the Board of Directors, including unfilled vacancies or new directorships resulting from the removal of directors for cause or any increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

3.4.                            RESIGNATION.  Any director of this Corporation may resign at any time upon notice given in writing or by electronic transmission to the Chairman or Lead Director of the Board, if any, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein or at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5.                            REMOVAL.  Subject to the rights of the holders of any series of Preferred Stock with respect the removal of any director elected by the holders of such series and/or any other series of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote on an election of directors, voting together as a class.

3.6.                            PLACE OF MEETINGS AND BOOKS.  The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

3.7.                            EXECUTIVE COMMITTEE.  There may be an executive committee of one or more directors designated by resolution passed by a majority of the Whole Board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Corporation as are provided by law and may authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

3.8.                            OTHER COMMITTEES.  The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the Whole Board; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.9.                            POWERS DENIED TO COMMITTEES.  Committees of the Board of Directors shall not, in any event, have any power or authority in reference to amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the Delaware GCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the By-Laws of the Corporation. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware GCL, unless resolutions delegating authority to such committee expressly so provide.

3.10.                     SUBSTITUTE COMMITTEE MEMBER.  In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

3.11.                     COMPENSATION OF DIRECTORS.  The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or annual or other fees (some or all of which may be paid in the form of capital stock of the Corporation) as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings and/or being members of such committees.

3.12.                     REGULAR MEETINGS.  A regular meeting of the Board of Directors shall be held without other notice than this Section 3.12, immediately after, and at the same place as, the Annual Meeting of Stockholders. The Board of Directors may, by resolutions, provide the time and place for the holding of additional regular meetings without other notice than such resolution. Such regular meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

3.13.                     SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by the Chairman or Lead Director of the Board of Directors, if any, or the Chief Executive Officer, on two (2) days notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

3.14.                     QUORUM.  At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Restated Certificate of Incorporation, or by these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

3.15.                     TELEPHONIC PARTICIPATION IN MEETINGS.  Members of the Board of Directors or any committee designated by such board may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.16.                     ACTION BY CONSENT.  Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV.  - OFFICERS.

4.1.                            SELECTION; STATUTORY OFFICERS.  The officers of the Corporation shall be chosen by the Board of Directors. There shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, and there may be a Chairman or Lead Director of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, unless the Restated Certificate of Incorporation or these By-Laws otherwise provide.

4.2.                            TIME OF ELECTION.  The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

4.3.                            ADDITIONAL OFFICERS.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.4.                            TERMS OF OFFICE.  The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the stockholders may be removed at any time by the affirmative vote of a majority of the stockholders. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

4.5.                            COMPENSATION OF OFFICERS.  The Board of Directors (or a duly appointed committee of the Board of Directors) shall have power to fix the compensation of all officers of the Corporation.

4.6.                            CHAIRMAN OF THE BOARD.  The Chairman of the Board of Directors, if any, otherwise the Lead Director, if any, or such other director as the Board may choose, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the absence of the Chief Executive Officer or the President, or in the event of the Chief Executive Officer’s or President’s inability or refusal to act, the Chief Executive Officer or, in his absence, the Chairman of the Board or Lead Director, shall perform the duties and exercise the powers of the Chief Executive Officer and/or President until such vacancy shall be filled in the manner prescribed by these By-Laws or by law. The Chairman of the Board or Lead Director shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By- Laws.

4.7.                            PRESIDENT.  Unless the Board of Directors has designated another person as the Chief Executive Officer, the President shall be the Chief Executive Officer and head of the Corporation. Under the supervision of the Board of Directors and of the executive committee, the Chief Executive Officer shall have the general control and management of the Corporation’s business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to the President from time to time by the Board of Directors or the executive committee or the Chief Executive Officer.

4.8.                            VICE-PRESIDENTS.  The Vice-Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors, the executive committee, the Chief Executive Officer, or the President. The Board of Directors or the executive committee may designate one of the Vice-Presidents, in the absence or inability of the Chief Executive Officer and the President to act, to have and possess all of the powers and discharge all of the duties of the Chief Executive Officer and/or President, subject to the control of the Board of Directors and of the executive committee.

4.9.                            TREASURER.  The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and the Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for the payments made to the Corporation. The Treasurer shall render an account of his transactions to the Board of Directors or to the executive committee as often as the Board of Directors or the committee shall require the same. The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose full and adequate account of all moneys received and paid by the Treasurer on account of the Corporation. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and of the executive committee. The Treasurer shall when requested, pursuant to vote of the Board of Directors or the executive committee, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

4.10.                     SECRETARY.  The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; and shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or the executive committee, the Secretary shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of capital stock of the Corporation. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors and of the executive committee.

4.11.                     ASSISTANT SECRETARY.  The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.12.                     ASSISTANT TREASURER.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.13.                     SUBORDINATE OFFICERS.  The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

4.14.                     REMOVAL.  Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chief Executive Officer or the President may be removed by the appointing officer whenever, in such officer’s judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such appointment beyond the date his successor takes office, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment, retention, severance, change of control, or deferred compensation contract or plan.

4.15.                     VACANCIES.  A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chief Executive Officer or the President, as the case may be.

ARTICLE V.  - STOCK.

5.1.                            STOCK.  The shares of the Corporation’s stock may be certificated or uncertificated and shall be entered in the books of the Corporation and registered as they are issued.  Every holder of stock already represented by a certificate or certificates, and upon request every holder of uncertificated stock, shall be entitled to a certificate or certificates of stock of the Corporation.  Any certificate representing shares of stock issued to a stockholder of the Corporation (i) shall be numbered, (ii) shall certify the holder’s name, the number of shares and the class or series of stock, (iii) shall otherwise be in such form as the Board of Directors shall prescribe, and (iv) shall be signed by both of (a) either the President or a Vice-President, and (b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  Any and all of the signatures on any certification may be facsimiles. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.

5.2.                            FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share.  If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

5.3.                            TRANSFERS OF STOCK.  Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives.

                                                If the shares of stock of the Corporation to be transferred are certificated shares, then, subject to the provisions of Section 5.7 below, the holder of the certificate or certificates representing such shares shall surrender to the Corporation or the transfer agent of the Corporation such certificate or certificates duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and, subject to any transfer restrictions then in force, the Corporation or the transfer agent of the Corporation shall cancel such certificate or certificates upon receipt thereof or upon compliance by such holder with the provisions of Section 5.7 below and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing the number of shares transferred or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of a number of uncertificated shares equal to the number of shares transferred, and, if applicable, (ii) deliver to the applicable stockholder transferor a new certificate or certificates representing the number of shares not transferred that were previously represented by the certificate or certificates so surrendered or appropriate documentation evidencing the applicable stockholder transferor’s record ownership of a number of uncertificated shares equal to such number of shares not transferred.  Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Corporation.

            If the shares of stock of the Corporation to be transferred are uncertificated shares, then the registered owner of such shares shall deliver to the Corporation or the transfer agent of the Corporation proper transfer instructions, with such proof of authenticity of signature as the Corporation or its transfer agent or registrar may reasonably require, and, subject to any transfer restrictions then in force that are applicable to such shares, the Corporation or the transfer agent of the Corporation shall cancel such shares upon receipt of such transfer instructions and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing such shares or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of such shares in uncertificated form, and, if applicable and required, (ii) deliver to the applicable stockholder transferor appropriate documentation evidencing that the applicable stockholder transferor is no longer the record owner of such shares so transferred. Any  transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Corporation.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

5.4.                            RECORD DATE.  For the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

5.5.                            TRANSFER AGENT AND REGISTRAR.  The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6.                            DIVIDENDS.

(a)                                 Power to Declare.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors, pursuant to law. Dividends may be paid in cash, in property, in promissory notes or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation and the laws of Delaware.

(b)                                 Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7.                            LOST, STOLEN OR DESTROYED CERTIFICATES.  No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe. Upon compliance with the foregoing provisions of this Section 5.7, the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares, in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

ARTICLE VI.  - MISCELLANEOUS MANAGEMENT PROVISIONS.

6.1.                            CHECKS, DRAFTS AND NOTES.  All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

6.2.                            NOTICES.

(a)                                 Notices to directors may, and notices to stockholders shall, be in writing or by electronic transmission.  If given in writing, notice may be delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice by electronic transmission shall be deemed to be given when directed to a stockholder by a form of electronic transmission to which such stockholder or director has consented. Notice to directors may also be given by telegram, telecopy or orally, by telephone or in person.

(b)                                 Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation of the Corporation or of these By-Laws, a written waiver of notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.3.                            CONFLICT OF INTEREST.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

6.4.                            VOTING OF SECURITIES OWNED BY THIS CORPORATION.  Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other corporation by the Chief Executive Officer of this Corporation if the Chief Executive Officer is present at such meeting, or in his absence by the President of this Corporation if the President is present at such meeting, and (ii) whenever, in the judgment of the Chief Executive Officer, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chief Executive Officer, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the Chief Executive Officer is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the President may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

6.5.                            INSPECTION OF BOOKS.  The stockholders of the Corporation, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

ARTICLE VII.  - INDEMNIFICATION.

7.1.                            RIGHT TO INDEMNIFICATION.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

7.2.                            RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under Section 7.1 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.

7.3.                            NON-EXCLUSIVITY OF RIGHTS.  The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

7.4.                            INSURANCE.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII or under the Delaware Law.

7.5.                            INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

ARTICLE VIII.  - AMENDMENTS.

8.1.                            AMENDMENTS.  Subject always to any limitations imposed by the Corporation’s Restated Certificate of Incorporation, these By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, only by (i) the affirmative vote of the holders of at least three-quarters (75%) of the outstanding voting stock of the Corporation (in addition to any separate class vote that may be required pursuant to the terms of any then outstanding preferred stock of the Corporation), or (ii) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the full Board of Directors.